EXHIBIT 99.1

EOG Resources, Inc.
News Release
For Further Information Contact:	Investors
Maire A. Baldwin
(713) 651-6EOG (651-6364)

Media and Investors
Elizabeth M. Ivers
(713) 651-7132

EOG RESOURCES REPORTS 2006 RESULTS AND INCREASES DIVIDEND

  9 Percent Increase in Overall Organic Year-Over-Year Production
  14 Percent Increase in United States Natural Gas Production
  205 Percent Production Replacement Achieved
  Strong Year-End Net Debt-to-Total Capitalization Ratio Reported
  50 Percent Increase in Common Stock Dividend

FOR IMMEDIATE RELEASE: Thursday, February 1, 2007

HOUSTON - EOG Resources, Inc. (EOG) today reported fourth quarter 2006 net income available to common of $237.2 million, or $0.96 per share. This compares to fourth quarter 2005 net income available to common of $461.8 million, or $1.88 per share. For the full year 2006, EOG reported net income available to common of $1,288.9 million or $5.24 per share as compared to $1,252.1 million, or $5.13 per share, for the full year 2005.

The results for the fourth quarter 2006 included a $4.1 million, or $0.02 per share charge for premium and fees related to the repurchase of $46.7 million of preferred stock and a $31.5 million ($20.3 million after tax, or $0.08 per share) gain on the mark-to-market of financial commodity price transactions. During the quarter, the net cash realized related to financial commodity contracts was $48.2 million ($31.0 million after tax, or $0.12 per share). Reflecting these items, fourth quarter 2006 adjusted non-GAAP net income available to common was $252.0 million, or $1.02 per share.

Last year's fourth quarter results included the following items: a one-time tax expense of $23.6 million ($0.10 per share) related to the repatriation of accumulated foreign earnings, an $11.4 million ($7.3 million after tax or $0.03 per share) gain on the mark-to-market of financial commodity price transactions and a one-time interest charge of $7.5 million ($4.9 million after tax or $0.02 per share) related to the early retirement of EOG's 2008 Notes. There was no cash realized related to financial commodity contracts during the fourth quarter 2005. Reflecting these items, fourth quarter 2005 adjusted non-GAAP net income available to common was $482.9 million, or $1.97 per share. On a similar basis, eliminating the items detailed in the attached table, adjusted non-GAAP net income available to common for the full year 2006 was $1,189.4 million, or $4.83 per share, and for the full year 2005 was $1,271.5 million, or $5.21 per share. (Please refer to the attached tables for the reconciliation of adjusted non-GAAP net income available to common to GAAP net income available to common.)

"In 2006, EOG remained true to its strategy by focusing on organic production growth, managing costs and maintaining a strong balance sheet. For the year, we achieved 26 percent return on equity and 25 percent return on capital employed," said Mark G. Papa, Chairman and Chief Executive Officer. (Please refer to the attached tables for the calculation of return on equity and return on capital employed.)

Operational Highlights

Driven by a 14 percent increase in United States natural gas production, total company production for the full year 2006 increased 9 percent over the previous year. During the fourth quarter, United States natural gas production increased 19 percent as compared to the fourth quarter a year ago and 7 percent as compared to the prior quarter. The Fort Worth Basin Barnett Shale, Northeastern Utah Uinta Basin and South Texas Frio and Lobo Plays led the production increases.

EOG's results from the Fort Worth Basin Barnett Shale Play continue to exceed expectations. Production at year-end 2006 surpassed the previously stated goal of 200 million cubic feet per day (MMcfd). In Johnson County, two outstanding natural gas wells, the Heffner Unit #1H and #2H, were drilled as 500 foot offset locations. Simultaneously drilled and completed, the wells began flowing to sales in early January at rates of over 7 MMcfd each and are currently producing 6.0 and 6.8 MMcfd, respectively. EOG has 100 percent working interest in both wells.

EOG also reported results from two offset wells in Hood County in the western part of the play. The Welborn Simon #1H and #2H were also completed in January and began flowing to sales at initial rates of 2.6 and 2.2 MMcfd, respectively. EOG has 100 percent working interest in both wells.

In South Texas, where EOG has recently applied horizontal drilling technology to tight Wilcox sands reservoirs, the North Marshall State Wells Fargo #2H in Webb County was drilled to a vertical depth of over 11,000 feet with a 2,300 foot lateral segment. EOG has a 50 percent working interest in the well, which began producing last week at a gross rate of 13 MMcfd.

In addition to strong results in United States natural gas drilling, EOG has completed five horizontal oil wells to date in the North Dakota Bakken Formation. The most recent, the Warberg 1-25H, was completed in mid-January and is producing over 1,100 barrels of oil per day. EOG plans to increase drilling activity in this play from one to three rigs in early 2007.

"2006 represented a break-out year for EOG; we not only gained a much better understanding of the application of horizontal drilling to resource plays, we also built up a deep drilling inventory," said Papa. "We exited 2006 on track with our operational goals and with strong momentum in the organization."

Reserves

At December 31, 2006, total company reserves were approximately 6.8 trillion cubic feet equivalent (Tcfe), an increase of 607 billion cubic feet equivalent (Bcfe), or 10 percent higher than year-end 2005. In 2006:

    From drilling alone, EOG added 1,414 Bcfe of reserves with drilling capital expenditures of $2,952 million at a reserve replacement cost of $2.09 per thousand cubic feet equivalent (Mcfe) prior to revisions, replacing 246 percent of production,
    Total reserve replacement from all sources - the ratio of net reserve additions from drilling, acquisitions, revisions and dispositions to total production - was 205 percent at a total reserve replacement cost of $2.50 per Mcfe and
    Excluding the impact of price related revisions of 179 Bcfe due to lower natural gas prices, total reserve replacement was 237 percent at a reserve replacement cost of $2.17 per Mcfe. Price related revisions were based on year-end 2006 benchmark Henry Hub pricing of $5.64 per million British thermal unit and benchmark West Texas Intermediate crude pricing as posted on the New York Mercantile Exchange of $61.05 per barrel, as compared to year-end 2005 pricing of $10.08 and $61.05, respectively. (Please see attached tables for supporting data for the reconciliation of non-GAAP drilling capital expenditures to GAAP total costs incurred in exploration and development activities and for the calculation of reserve replacement percentages and reserve replacement costs.)

For the 19th consecutive year, internal reserve estimates were within 5 percent of those prepared by the independent reserve engineering firm of DeGolyer and MacNaughton. The firm prepared an independent engineering analysis of properties containing 82 percent of EOG's proved reserves on a Bcfe basis.

Capital Structure

At December 31, 2006, EOG's total debt outstanding was $733 million, and cash on the balance sheet was $218 million, for net debt of $515 million. (Please refer to the attached tables for the reconciliation of non-GAAP net debt to long-term debt.) During the fourth quarter, EOG repurchased $47 million of preferred stock, leaving $53 million outstanding. The company's debt-to-total capitalization ratio was 12 percent at December 31, 2006, down from 19 percent at December 31, 2005.

"During 2006, EOG increased production 9 percent, achieved high returns on its capital expenditure program and repurchased preferred stock, while strengthening the balance sheet. We ended the year with an 8 percent net debt-to-total capitalization ratio," said Papa. (Please refer to the attached tables for the reconciliation of non-GAAP net debt to long-term debt and the calculation of net debt to total capitalization.)

Dividend Increase Announced

Following a 50 percent increase in 2006, EOG's Board of Directors again has increased the cash dividend on the common stock. Effective with the dividend payable on April 30, 2007 to record holders as of April 16, 2007, the quarterly dividend on the common stock will be $0.09 per share. The indicated annual rate of $0.36 per share reflects a 50 percent increase from 2006, the seventh increase in eight years.

Conference Call Scheduled for February 1, 2007

EOG's fourth quarter and year-end 2006 conference call will be available via live audio webcast at 9 a.m. Central Standard Time (10 a.m. Eastern Standard Time) Thursday, February 1, 2007. To listen, log on to www.eogresources.com. The webcast will be archived on EOG's website through Thursday, February 15, 2007.

EOG Resources, Inc. is one of the largest independent (non-integrated) oil and natural gas companies in the United States with proved reserves in the United States, Canada, offshore Trinidad and the United Kingdom North Sea. EOG Resources, Inc. is listed on the New York Stock Exchange and is traded under the ticker symbol "EOG."

This press release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements other than statements of historical facts, including, among others, statements regarding EOG's future financial position, business strategy, budgets, reserve information, projected levels of production, projected costs and plans and objectives of management for future operations, are forward-looking statements. EOG typically uses words such as "expect," "anticipate," "estimate," "strategy," "intend," "plan," "target" and "believe" or the negative of those terms or other variations of them or by comparable terminology to identify its forward-looking statements. In particular, statements, express or implied, concerning future operating results, the ability to replace or increase reserves or to increase production, or the ability to generate income or cash flows are forward-looking statements. Forward-looking statements are not guarantees of performance. Although EOG believes its expectations reflected in forward-looking statements are based on reasonable assumptions, no assurance can be given that these expectations will be achieved. Important factors that could cause actual results to differ materially from the expectations reflected in the forward-looking statements include, among others: the timing and extent of changes in commodity prices for crude oil, natural gas and related products, foreign currency exchange rates and interest rates; the timing and impact of liquefied natural gas imports and changes in demand or prices for ammonia or methanol; the extent and effect of any hedging activities engaged in by EOG; the extent of EOG's success in discovering, developing, marketing and producing reserves and in acquiring oil and gas properties; the accuracy of reserve estimates, which by their nature involve the exercise of professional judgment and may therefore be imprecise; the availability and cost of drilling rigs, experienced drilling crews, materials and equipment used in well completions, and tubular steel; the availability, terms and timing of governmental and other permits and rights of way; the availability of pipeline transportation capacity; the availability of compression uplift capacity; the extent to which EOG can economically develop its Barnett Shale acreage outside of Johnson County, Texas; whether EOG is successful in its efforts to more densely develop its acreage in the Barnett Shale and other production areas; political developments around the world; acts of war and terrorism and responses to these acts; weather; and financial market conditions. In light of these risks, uncertainties and assumptions, the events anticipated by EOG's forward-looking statements might not occur. Forward-looking statements speak only as of the date made and EOG undertakes no obligation to update or revise its forward-looking statements, whether as a result of new information, future events or otherwise.

The United States Securities and Exchange Commission permits oil and gas companies, in their filings with the SEC, to disclose only proved reserves that a company has demonstrated by actual production or conclusive formation tests to be economically and legally producible under existing economic and operating conditions. As noted above, statements of proved reserves are only estimates and may be imprecise. Any reserve estimates provided in this press release that are not specifically designated as being estimates of proved reserves may include not only proved reserves, but also other categories of reserves that the SEC's guidelines strictly prohibit EOG from including in filings with the SEC. Investors are urged to consider closely the disclosure in EOG's Annual Report on Form 10-K for fiscal year ended December 31, 2005, available from EOG at P.O. Box 4362, Houston, Texas 77210-4362 (Attn: Investor Relations). You can also obtain this form from the SEC by calling 1-800-SEC-0330 or from the SEC's website at www.sec.gov.

EOG RESOURCES, INC.
FINANCIAL REPORT
(Unaudited; in millions, except per share data)

	Quarter		Twelve Months
	Ended December 31		Ended December 31
	2006	2005	2006	2005
Net Operating Revenues	$932.5	$1,213.7	$3,904.4	$3,620.2
Net Income Available to Common	$237.2	$461.8	$1,288.9	$1,252.1
Net Income Per Share Available to Common
Basic	$0.98	$1.92	$5.33	$5.24
Diluted	$0.96	$1.88	$5.24	$5.13
Average Number of Shares Outstanding
Basic	242.5	240.4	241.8	238.8
Diluted	246.5	245.5	246.1	244.0

SUMMARY INCOME STATEMENTS
(Unaudited; in thousands)

	Quarter		Twelve Months
	Ended December 31		Ended December 31
	2006	2005	2006	2005
Net Operating Revenues
Wellhead Natural Gas	$709,295	$1,019,008	$2,803,245	$2,938,917
Wellhead Crude Oil, Condensate and Natural Gas Liquids	191,102	184,489	761,580	668,073
Gains on Mark-to-Market Commodity Derivative Contracts	31,518	11,415	334,260	10,475
Other, Net	628	(1,224)	5,330	2,748
Total	932,543	1,213,688	3,904,415	3,620,213
Operating Expenses
Lease and Well	104,431	83,056	372,895	286,417
Transportation Costs	29,687	28,563	110,328	86,938
Exploration Costs	45,129	38,283	155,008	133,116
Dry Hole Costs	37,817	8,563	79,567	64,812
Impairments	40,699	23,237	108,258	77,932
Depreciation, Depletion and Amortization	230,438	176,974	817,089	654,258
General and Administrative	47,721	37,039	164,981	125,918
Taxes Other Than Income	46,245	63,098	200,863	199,007
Total	582,167	458,813	2,008,989	1,628,398
Operating Income	350,376	754,875	1,895,426	1,991,815

Other Income, Net	9,663	13,330	60,373	35,828

Income Before Interest Expense and Income Taxes	360,039	768,205	1,955,799	2,027,643

Interest Expense, Net	7,519	19,985	43,158	62,506

Income Before Income Taxes	352,520	748,220	1,912,641	1,965,137

Income Tax Provision	109,895	284,564	612,756	705,561

Net Income	242,625	463,656	1,299,885	1,259,576

Preferred Stock Dividends	5,421	1,859	10,995	7,432

Net Income Available to Common	$237,204	$461,797	$1,288,890	$1,252,144

EOG RESOURCES, INC.
OPERATING HIGHLIGHTS
(Unaudited)

	Quarter		Twelve Months
	Ended December 31		Ended December 31
	2006	2005	2006	2005
Wellhead Volumes and Prices
Natural Gas Volumes (MMcfd)
United States	894	749	817	718
Canada	227	225	226	228
United States & Canada	1,121	974	1,043	946
Trinidad	254	294	264	231
United Kingdom	32	44	30	39
Total	1,407	1,312	1,337	1,216

Average Natural Gas Prices ($/Mcf)
United States	$6.09	$10.38	$6.56	$7.86
Canada	5.85	9.73	6.41	7.14
United States & Canada Composite	6.04	10.23	6.53	7.69
Trinidad	2.92	2.25	2.44	2.20	(A)
United Kingdom	6.13	10.24	7.69	6.99
Composite	5.48	8.44	5.74	6.62

Crude Oil and Condensate Volumes (MBbld)
United States	21.8	20.4	20.7	21.5
Canada	2.4	2.5	2.5	2.4
United States & Canada	24.2	22.9	23.2	23.9
Trinidad	4.4	5.6	4.8	4.5
United Kingdom	0.1	0.2	0.1	0.2
Total	28.7	28.7	28.1	28.6

Average Crude Oil and Condensate Prices ($/Bbl)
United States	$56.49	$57.20	$62.68	$54.57
Canada	50.59	54.05	57.32	50.49
United States & Canada Composite	55.91	56.86	62.09	54.16
Trinidad	58.41	65.78	63.87	57.36
United Kingdom	49.57	51.89	57.74	49.62
Composite	56.39	58.55	62.38	54.63

Natural Gas Liquids Volumes (MBbld)
United States	9.1	6.9	8.5	6.6
Canada	1.0	0.7	0.8	0.9
Total	10.1	7.6	9.3	7.5

Average Natural Gas Liquids Prices ($/Bbl)
United States	$36.80	$42.62	$39.95	$35.59
Canada	36.56	46.68	43.69	35.59
Composite	36.78	42.97	40.25	35.59

Natural Gas Equivalent Volumes (MMcfed)
United States	1,079	913	992	886
Canada	247	244	246	248
United States & Canada	1,326	1,157	1,238	1,134
Trinidad	281	327	292	259
United Kingdom	33	45	31	40
Total	1,640	1,529	1,561	1,433

Total Bcfe	150.8	140.7	569.9	523.0

(A) Includes $0.23 per Mcf as a result of a revenue adjustment related to an amended Trinidad take-or-pay contract.

EOG RESOURCES, INC.
SUMMARY BALANCE SHEETS
(Unaudited; in thousands, except share data)

	December 31,	December 31,
	2006	2005

ASSETS
Current Assets
Cash and Cash Equivalents	$218,255	$643,811
Accounts Receivable, Net	754,134	762,207
Inventories	113,591	63,215
Assets from Price Risk Management Activities	130,612	11,415
Income Taxes Receivable	94,311	255
Deferred Income Taxes	-	24,376
Other	39,177	57,959
Total	1,350,080	1,563,238

Oil and Gas Properties (Successful Efforts Method)	13,893,851	11,173,389
Less: Accumulated Depreciation, Depletion and Amortization	(5,949,804)	(5,086,210)
Net Oil and Gas Properties	7,944,047	6,087,179
Other Assets	108,033	102,903
Total Assets	$9,402,160	$7,753,320

LIABILITIES AND SHAREHOLDERS' EQUITY
Current Liabilities
Accounts Payable	$896,572	$679,548
Accrued Taxes Payable	130,984	140,902
Dividends Payable	14,718	9,912
Deferred Income Taxes	144,615	164,659
Current Portion of Long-Term Debt	-	126,075
Other	68,123	50,945
Total	1,255,012	1,172,041

Long-Term Debt	733,442	858,992
Other Liabilities	300,907	283,407
Deferred Income Taxes	1,513,128	1,122,588

Shareholders' Equity
Preferred Stock, $0.01 Par, 10,000,000 Shares Authorized:
Series B, Cumulative, $1,000 Liquidation Preference Per Share,
53,260 Shares Outstanding at December 31, 2006,
and 100,000 Shares Outstanding at December 31, 2005	52,887	99,062
Common Stock, $0.01 Par, 640,000,000 Shares Authorized and
249,460,000 Shares Issued	202,495	202,495
Additional Paid In Capital	129,986	84,705
Unearned Compensation	-	(36,246)
Accumulated Other Comprehensive Income	176,704	177,137
Retained Earnings	5,151,034	3,920,483
Common Stock Held in Treasury, 5,724,959 Shares at
December 31, 2006 and 7,385,862 Shares at December 31, 2005	(113,435)	(131,344)
Total Shareholders' Equity	5,599,671	4,316,292
Total Liabilities and Shareholders' Equity	$9,402,160	$7,753,320

EOG RESOURCES, INC.
SUMMARY STATEMENTS OF CASH FLOWS
(Unaudited; in thousands)

	Twelve Months
	Ended December 31,
	2006	2005
Cash Flows from Operating Activities
Reconciliation of Net Income to Net Cash Provided by Operating Activities:
Net Income	$1,299,885	$1,259,576
Items Not Requiring Cash
Depreciation, Depletion and Amortization	817,089	654,258
Impairments	108,258	77,932
Stock-Based Compensation Expenses	49,875	12,187
Deferred Income Taxes	385,842	270,291
Other, Net	(10,025)	(2,545)
Dry Hole Costs	79,567	64,812
Mark-to-Market Commodity Derivative Contracts
Total Gains	(334,260)	(10,475)
Realized Gains	215,063	9,807
Tax Benefits From Stock Options Exercised	-	50,880
Other, Net	12,291	(5,086)
Changes in Components of Working Capital and Other Liabilities
Accounts Receivable	9,905	(315,557)
Inventories	(50,370)	(23,085)
Accounts Payable	222,012	248,411
Accrued Taxes Payable	(106,324)	88,151
Other Liabilities	(8,766)	(1,213)
Other, Net	12,349	(10,347)
Changes in Components of Working Capital Associated with
Investing and Financing Activities	(123,838)	1,429
Net Cash Provided by Operating Activities	2,578,553	2,369,426

Investing Cash Flows
Additions to Oil and Gas Properties	(2,819,230)	(1,724,763)
Proceeds from Sales of Assets	20,041	70,987
Changes in Components of Working Capital Associated with
Investing Activities	123,890	(1,538)
Other, Net	(35,074)	(22,794)
Net Cash Used in Investing Activities	(2,710,373)	(1,678,108)

Financing Cash Flows
Net Commercial Paper and Revolving Credit Facility Borrowings (Repayments)	65,000	(91,800)
Long-Term Debt Borrowing	-	250,000
Long-Term Debt Repayments	(316,625)	(250,755)
Dividends Paid	(60,443)	(42,986)
Excess Tax Benefits from Stock-Based Compensation Expenses	28,188	-
Redemption of Preferred Stock	(50,199)	-
Proceeds from Stock Options Exercised and Employee Stock Purchase Plan	36,033	64,668
Other, Net	(836)	(1,437)
Net Cash Used in Financing Activities	(298,882)	(72,310)

Effect of Exchange Rate Changes on Cash	5,146	3,823

(Decrease) Increase in Cash and Cash Equivalents	(425,556)	622,831
Cash and Cash Equivalents at Beginning of Period	643,811	20,980
Cash and Cash Equivalents at End of Period	$218,255	$643,811

EOG RESOURCES, INC.
QUANTITATIVE RECONCILIATION OF ADJUSTED NET INCOME AVAILABLE TO COMMON (Non-GAAP)
TO NET INCOME AVAILABLE TO COMMON (GAAP)
(Unaudited; in thousands, except per share data)

The following chart adjusts three-month and twelve-month periods ended December 31 reported Net Income Available to Common (GAAP) to reflect actual cash realized from oil and gas hedges by eliminating the unrealized mark-to-market gains or losses from these transactions, to add the one-time premium and fees for preferred stock redemption in the fourth quarter of 2006, to add the one-time tax expense related to Texas (US) franchise tax law revision in the second quarter of 2006, to add the interest charge related to early retirement of the 2008 Notes and the tax expense related to the repatriation of accumulated foreign earnings in the fourth quarter of 2005, to eliminate tax benefits related to the Alberta (Canada) provincial tax rate reduction and Canadian federal tax rate reduction in the second quarter of 2006 and to eliminate the upward revenue adjustment for an amended Trinidad gas sales agreement recorded in the second quarter of 2005. EOG believes this presentation may be useful to investors who follow the practice of some industry analysts who adjust reported company earnings to match realizations to production settlement months and make certain other adjustments to exclude one-time items. EOG management uses this information for comparative purposes within the industry.

	Quarter		Twelve Months
	Ended December 31		Ended December 31
	2006	2005	2006	2005

Reported Net Income Available to Common (GAAP)	$237,204	$461,797	$1,288,890	$1,252,144

Mark-to-Market (MTM) Commodity Derivative Contracts Impact
Total Gains	(31,518)	(11,415)	(334,260)	(10,475)
Realized Gains	48,171	-	215,063	9,807
Subtotal	16,653	(11,415)	(119,197)	(668)

After Tax MTM Impact	10,716	(7,346)	(76,703)	(430)

Add: Premium and Fees for Preferred Stock Redemption	4,049	-	4,049	-
Add: Tax Expense Related to Texas (US) Franchise Tax Law Revision	-	-	5,221	-
Add: Interest Charge Related to Early Retirement of the 2008 Notes,
Net of Tax	-	4,855	-	4,855
Add: Tax Expense Related to the Repatriation of Accumulated Foreign
Earnings	-	23,625	-	23,625
Less: Tax Benefit Related to Alberta (Canada) Provincial Tax
Rate Reduction	-	-	(13,449)	-
Less: Tax Benefit Related to Canadian Federal Tax Rate Reduction	-	-	(18,593)	-
Less: Revenue Adjustment for an Amended Trinidad Gas Sales
Agreement, Net of Tax	-	-	-	(8,672)

Adjusted Net Income Available to Common (Non-GAAP)	$251,969	$482,931	$1,189,415	$1,271,522

Adjusted Net Income Per Share Available to Common (Non-GAAP)
Basic	$1.04	$2.01	$4.92	$5.32
Diluted	$1.02	$1.97	$4.83	$5.21

Average Number of Shares Outstanding
Basic	242,515	240,427	241,782	238,797
Diluted	246,477	245,463	246,100	243,975

EOG RESOURCES, INC.
QUANTITATIVE RECONCILIATION OF DISCRETIONARY CASH FLOW AVAILABLE TO COMMON (Non-GAAP)
TO NET CASH PROVIDED BY OPERATING ACTIVITIES (GAAP)
(Unaudited; in thousands)

The following chart reconciles three-month and twelve-month periods ended December 31 Net Cash Provided by Operating Activities (GAAP) to Discretionary Cash Flow Available to Common (Non-GAAP). EOG believes this presentation may be useful to investors who follow the practice of some industry analysts who adjust Net Cash Provided by Operating Activities for Exploration Costs (excluding Stock-Based Compensation Expenses), Changes in Components of Working Capital, Other Liabilities and Preferred Stock Dividends. EOG management uses this information for comparative purposes within the industry.

	Quarter		Twelve Months
	Ended December 31		Ended December 31
	2006	2005	2006	2005
Net Cash Provided by Operating Activities (GAAP)	$599,005	$865,214	$2,578,553	$2,369,426

Adjustments
Exploration Costs (excluding Stock-Based Compensation Expenses)	42,634	38,283	144,147	133,116
Changes in Components of Working Capital and Other Liabilities
Accounts Receivable	100,612	144,129	(9,905)	315,557
Inventories	(3,651)	8,349	50,370	23,085
Accounts Payable	(117,420)	(169,172)	(222,012)	(248,411)
Accrued Taxes Payable	57,241	(80,133)	106,324	(88,151)
Other Liabilities	11,392	49	8,766	1,213
Other, Net	5,744	11,151	(12,349)	10,347
Changes in Components of Working Capital Associated
with Investing and Financing Activities	57,842	(3,371)	123,838	(1,429)
Preferred Stock Dividends	(5,421)	(1,859)	(10,995)	(7,432)

Discretionary Cash Flow Available to Common (Non-GAAP)	$747,978	$812,640	$2,756,737	$2,507,321

EOG RESOURCES, INC.
RESERVES SUPPLEMENTAL DATA
(Unaudited)

2006 RESERVES RECONCILIATION SUMMARY
	United		U.S. and		United	Other	Total
NATURAL GAS (Bcf)	States	Canada	Canada	Trinidad	Kingdom	Int'l	Int'l	Total
Beginning Reserves	2,948.1	1,322.8	4,270.9	1,251.6	34.9	-	1,286.5	5,557.4
Revisions due to prices	(114.6)	(55.4)	(170.0)	-	-	-	-	(170.0)
Revisions other than price	(60.3)	(53.3)	(113.6)	(0.8)	(5.0)	-	(5.8)	(119.4)
Purchases in place	16.7	8.1	24.8	-	-	-	-	24.8
Extensions, discoveries and other additions	985.4	174.3	1,159.7	141.0	-	-	141.0	1,300.7
Sales in place	(0.6)	(4.3)	(4.9)	-	-	-	-	(4.9)
Production	(303.8)	(82.6)	(386.4)	(96.4)	(10.9)	-	(107.3)	(493.7)

Ending Reserves	3,470.9	1,309.6	4,780.5	1,295.4	19.0	-	1,314.4	6,094.9

LIQUIDS (MMBbls) (A)
Beginning Reserves	84.1	8.8	92.9	13.2	0.1	-	13.3	106.2
Revisions due to prices	(1.3)	(0.2)	(1.5)	-	-	-	-	(1.5)
Revisions other than price	7.1	1.0	8.1	-	-	-	-	8.1
Purchases in place	0.4	-	0.4	-	-	-	-	0.4
Extensions, discoveries and other additions	17.7	1.2	18.9	-	-	-	-	18.9
Sales in place	(0.7)	-	(0.7)	-	-	-	-	(0.7)
Production	(10.7)	(1.2)	(11.9)	(1.7)	-	-	(1.7)	(13.6)

Ending Reserves	96.6	9.6	106.2	11.5	0.1	-	11.6	117.8

NATURAL GAS EQUIVALENTS (Bcfe)
Beginning Reserves	3,452.4	1,375.7	4,828.1	1,330.7	35.6	-	1,366.3	6,194.4
Revisions due to prices	(122.4)	(56.6)	(179.0)	-	-	-	-	(179.0)
Revisions other than price	(17.4)	(47.4)	(64.8)	(0.5)	(5.1)	-	(5.6)	(70.4)
Purchases in place	19.2	8.1	27.3	-	-	-	-	27.3
Extensions, discoveries and other additions	1,091.5	181.3	1,272.8	141.0	-	-	141.0	1,413.8
Sales in place	(4.7)	(4.3)	(9.0)	-	-	-	-	(9.0)
Production	(368.0)	(89.7)	(457.7)	(106.8)	(11.1)	-	(117.9)	(575.6)

Ending Reserves	4,050.6	1,367.1	5,417.7	1,364.4	19.4	-	1,383.8	6,801.5

Net Proved Developed Reserves (Bcfe)
At December 31, 2005	2,509.9	1,192.9	3,702.8	750.7	29.5	-	780.2	4,483.0
At December 31, 2006	2,893.5	1,218.8	4,112.3	646.7	19.4	-	666.1	4,778.4

(A) Includes crude oil, condensate and natural gas liquids.

2006 EXPLORATION AND DEVELOPMENT EXPENDITURES ($ Million)

Acquisition Cost of Unproved Properties	$176.5	$43.3	$219.8	$0.9	$5.0	$-	$5.9	$225.7
Exploration Costs	370.8	50.0	420.8	56.0	14.1	7.0	77.1	497.9
Development Costs	1,803.1	334.0	2,137.1	78.3	13.2	-	91.5	2,228.6

Total Drilling	2,350.4	427.3	2,777.7	135.2	32.3	7.0	174.5	2,952.2

Acquisition Cost of Proved Properties	12.5	9.5	22.0	-	-	-	-	22.0

Total	2,362.9	436.8	2,799.7	135.2	32.3	7.0	174.5	2,974.2

Proceeds from Sales in Place	(11.2)	(4.2)	(15.4)	-	(4.6)	-	(4.6)	(20.0)

Net Expenditures	$2,351.7	$432.6	$2,784.3	$135.2	$27.7	$7.0	$169.9	$2,954.2

Asset Retirement Costs	$10.2	$5.6	$15.8	$1.4	$4.7	$-	$6.1	$21.9

RESERVE REPLACEMENT COST ($ / Mcfe) *
Total Drilling, Before Revisions	$2.15	$2.36	$2.18	$0.96	$-	$-	$1.24	$2.09
All-in Total, Net of Revisions & Dispositions	$2.43	$5.33	$2.66	$0.96	$(5.43)	$-	$1.25	$2.50
All-in Total, Net of Performance Revisions Only	$2.16	$3.14	$2.27	$0.96	$(5.43)	$-	$1.25	$2.17

RESERVE REPLACEMENT *
Drilling Only	297%	202%	278%	132%	0%	-	120%	246%
All-in Total, Net of Revisions & Dispositions	263%	90%	229%	132%	-46%	-	115%	205%
All-in Total, Net of Performance Revisions Only	296%	154%	268%	132%	-46%	-	115%	237%

*See attached reconciliation schedule for calculation methodology

EOG RESOURCES, INC.
Quantitative Reconciliation of Net Debt (Non-GAAP)
as Used in the Calculation of
the Net Debt-To-Total Capitalization Ratio
to Long-Term Debt (GAAP)
(Unaudited; In Millions, Except Ratio Information)

The following chart reconciles Long-Term Debt (GAAP) to Net Debt (Non-GAAP) as used in the Net Debt-to-Total Capitalization ratio calculation. A portion of the cash is associated with international subsidiaries; tax considerations may impact debt paydown. EOG believes this presentation may be useful to investors who follow the practice of some industry analysts who utilize Net Debt in their Net Debt-to-Total Capitalization calculation. EOG management uses this information for comparative purposes within the industry.

12/31/2006

Total Shareholders' Equity - (a)	$ 5,600

Long-Term Debt	733
Less: Cash	(218)
Net Debt (Non-GAAP) - (b)	515

Total Capitalization (Non-GAAP) - (a) + (b)	$ 6,115

Net Debt-to-Total Capitalization - (b) / [(a) + (b)]	8%

EOG RESOURCES, INC.
Quantitative Reconciliation of Common Shareholders' Equity (Non-GAAP)
as Used in the Calculation of the Return on Equity (ROE)
to Total Shareholders' Equity (GAAP)
(Unaudited; In Millions, Except Ratio Information)

The following chart reconciles Total Shareholders' Equity (GAAP) to Common Shareholders' Equity (Non-GAAP) as used in the Return on Equity (ROE) calculation. EOG believes this presentation may be useful to investors who follow the practice of some industry analysts who utilize Common Shareholders' Equity in their ROE calculation. EOG management uses this information for comparative purposes within the industry.

	1998	1999	2000	2001	2002	2003	2004	2005	2006

Total Shareholders' Equity	$ 1,280.3	$ 1,129.6	$ 1,380.9	$ 1,642.7	$ 1,672.4	$ 2,223.4	$ 2,945.4	$ 4,316.3	$ 5,599.7
Less: Preferred Stock	-	(147.2)	(147.2)	(147.6)	(148.0)	(148.4)	(98.8)	(99.1)	(52.9)
Common Shareholders' Equity (Non-GAAP)	$ 1,280.3	$ 982.4	$ 1,233.7	$ 1,495.1	$ 1,524.4	$ 2,075.0	$ 2,846.6	$ 4,217.2	$ 5,546.8

Average Common Shareholders' Equity - (a)		$ 1,131.4	$ 1,108.1	$ 1,364.4	$ 1,509.8	$ 1,799.7	$ 2,460.8	$ 3,531.9	$ 4,882.0

Net Income Available to Common - (b)		$ 568.6	$ 385.9	$ 387.6	$ 76.1	$ 419.1	$ 614.0	$ 1,252.1	$ 1,288.9

Return on Equity (ROE) - (b) / (a)		50.3%	34.8%	28.4%	5.0%	23.3%	25.0%	35.5%	26.4%

Average ROE 1999 - 2006									28.6%

EOG RESOURCES, INC.
Quantitative Reconciliation of After-Tax Interest Expense (Non-GAAP) and Net Debt (Non-GAAP)
as Used in the Calculation of the Return on Capital Employed (ROCE) to Interest
Expense (GAAP) and Current and Long-Term Debt (GAAP), Respectively
(Unaudited; In Millions, Except Ratio Information)

The following chart reconciles Interest Expense (GAAP) and Current and Long-Term Debt (GAAP) to After-Tax Interest Expense (Non-GAAP) and Net Debt (Non-GAAP), respectively, as used in the Return on Capital Employed (ROCE) calculation. EOG believes this presentation may be useful to investors who follow the practice of some industry analysts who utilize After-Tax Interest Expense and Net Debt in their ROCE calculation. EOG management uses this information for comparative purposes within the industry.

	1998	1999	2000	2001	2002	2003	2004	2005	2006

Interest Expense		$61.8	$61.0	$45.1	$59.7	$58.7	$63.1	$62.5	$43.2
Tax Benefit Imputed (based on 35%)		(21.6)	(21.4)	(15.8)	(20.9)	(20.5)	(22.1)	(21.9)	(15.1)
After-Tax Interest Expense (Non-GAAP) - (a)		$40.2	$39.6	$29.3	$38.8	$38.2	$41.0	$40.6	$28.1

Net Income - (b)		$569.1	$396.9	$398.6	$87.2	$430.1	$624.9	$1,259.6	$1,299.9

Total Shareholders' Equity	$1,280.3	$1,129.6	$1,380.9	$1,642.7	$1,672.4	$2,223.4	$2,945.4	$4,316.3	$5,599.7

Current and Long-Term Debt	1,142.8	990.3	859.0	856.0	1,145.1	1,108.9	1,077.6	985.1	733.4
Less: Cash	(6.3)	(24.8)	(20.2)	(2.5)	(9.8)	(4.4)	(21.0)	(643.8)	(218.3)
Net Debt (Non-GAAP)	1,136.5	965.5	838.8	853.5	1,135.3	1,104.5	1,056.6	341.3	515.1

Total Capitalization (Non-GAAP)	$2,416.8	$2,095.1	$2,219.7	$2,496.2	$2,807.7	$3,327.9	$4,002.0	$4,657.6	$6,114.8

Average Total Capitalization (Non-GAAP) - (c)		$2,256.0	$2,157.4	$2,358.0	$2,652.0	$3,067.8	$3,665.0	$4,329.8	$5,386.2

Return on Capital Employed (ROCE) - [(a) + (b)] / (c)		27.0%	20.2%	18.1%	4.8%	15.3%	18.2%	30.0%	24.7%

Average ROCE 1999 - 2006									19.8%

EOG RESOURCES, INC.
Quantitative Reconciliation of Total Exploration and Development Expenditures for Drilling Only (Non-GAAP)
and Total Exploration and Development Expenditures, Net of Proceeds from Sales in Place (Non-GAAP)
as Used In the Calculation of Reserve Replacement Costs ($ / Mcfe)
to Total Costs Incurred in Exploration and Development Activities (GAAP)
(Unaudited; In Millions, Except Ratio Information)

The following chart reconciles Total Costs Incurred in Exploration and Development Activities (GAAP) to Total Exploration and Development Expenditures for Drilling Only (Non-GAAP) and Total Exploration and Development Expenditures, Net of Proceeds from Sales in Place (Non-GAAP) as used in the calculation of Reserve Replacement Costs per Mcfe. There are numerous ways that industry participants present Reserve Replacement Costs, including "Drilling Only" and "All-In," which reflect total exploration and development expenditures divided by total net reserve additions from extensions and discoveries only, or from all sources. Combined with Reserve Replacement, these statistics provide management and investors with an indication of the results of the current year capital investment program.
Reserve Replacement Cost statistics are widely recognized and reported by industry participants and are used by EOG management and other third parties for comparative purposes within the industry. Please note that the actual cost of adding reserves will vary from the reported statistics due to timing differences in reserve bookings and capital expenditures. Accordingly, some analysts use three or five year averages of reported statistics, while others prefer to estimate future costs. EOG has not included future capital costs to develop proved undeveloped reserves in Total Exploration and Development Expenditures.

	United		U.S. and		United	Other	Total
	States	Canada	Canada	Trinidad	Kingdom	Int'l	Int'l	Total
Total Costs Incurred in Exploration and
Development Activities (GAAP)	2,373.1	442.4	2,815.5	136.6	37.0	7.0	180.6	2,996.1

Less: Asset Retirement Costs	(10.2)	(5.6)	(15.8)	(1.4)	(4.7)	-	(6.1)	(21.9)
Less: Acquisition Cost of Proved Properties	(12.5)	(9.5)	(22.0)	-	-	-	-	(22.0)

Total Exploration & Development Expenditures
for Drilling Only (Non-GAAP) (A)	2,350.4	427.3	2,777.7	135.2	32.3	7.0	174.5	2,952.2

Total Costs Incurred in Exploration and
Development Activities (GAAP)	2,373.1	442.4	2,815.5	136.6	37.0	7.0	180.6	2,996.1

Less: Asset Retirement Costs	(10.2)	(5.6)	(15.8)	(1.4)	(4.7)	-	(6.1)	(21.9)
Less: Proceeds from Sales in Place	(11.2)	(4.2)	(15.4)	-	(4.6)	-	(4.6)	(20.0)

Total Exploration & Development Expenditures
Net of Proceeds from Sales in Place (Non-GAAP) (B)	2,351.7	432.6	2,784.3	135.2	27.7	7.0	169.9	2,954.2

Net Reserve Additions From All Sources
- Natural Gas Equivalents (Bcfe)
Revisions due to prices (C)	(122.4)	(57.0)	(179.4)	-	-	-	-	(179.4)
Revisions other than price	(17.4)	(47.0)	(64.4)	(0.5)	(5.1)	-	(5.6)	(70.0)
Purchases in place	19.2	8.1	27.3	-	-	-	-	27.3
Extensions, discoveries and other additions (D)	1,091.5	181.3	1,272.8	141.0	-	-	141.0	1,413.8
Sales in place	(4.7)	(4.3)	(9.0)	-	-	-	-	(9.0)

Total (E)	966.2	81.1	1,047.3	140.5	(5.1)	-	135.4	1,182.7

Production (F)	368.0	89.7	457.7	106.8	11.1	-	117.9	575.6

RESERVE REPLACEMENT COSTS ($ / Mcfe)
Total Drilling, Before Revisions (A / D)	$ 2.15	$ 2.36	$ 2.18	$ 0.96	$ -	$ -	$ 1.24	$ 2.09
All-in Total, Net of Revisions & Dispositions (B / E)	$ 2.43	$ 5.33	$ 2.66	$ 0.96	$ (5.43)	$ -	$ 1.25	$ 2.50
All-in Total, Net of Performance Revisions Only (B / (E - C))	$ 2.16	$ 3.13	$ 2.27	$ 0.96	$ (5.43)	$ -	$ 1.25	$ 2.17

RESERVE REPLACEMENT
Drilling Only (D / F)	297%	202%	278%	132%	0%	-	120%	246%
All-in Total, Net of Revisions & Dispositions (E / F)	263%	90%	229%	132%	-46%	-	115%	205%
All-in Total, Net of Performance Revisions Only ((E - C) / F)	296%	154%	268%	132%	-46%	-	115%	237%